UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): April 5, 2013

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2013, Mobile Mini, Inc. (the “Company”) announced that its Executive Vice President and Chief Operating Officer, Jody Miller, will leave the Company at the end of April, 2013 and that it has appointed Phillip Hobson as its new Executive Vice President, Operations. The press release is attached hereto as Exhibit 10.1.

Mr. Hobson, aged 46, will join the Company on April 11, 2013.

Mr. Hobson previously served as Senior Vice President, Operations–Northern Division of RSC Holdings, Inc. from 2009 until 2012. From 2007-2009, Mr. Hobson was RSC’s Senior Vice President, Corporate Operations where his duties included responsibility for marketing, IT, purchasing, fleet management, its customer care call center, operational excellence, national accounts and M&A. Mr. Hobson joined RSC in 1998 and served in various financial roles of increasing responsibility until becoming involved in operations in 2005. Mr. Hobson holds a degree in economics from the University of California at Santa Cruz.

On April 5, 2013, the Company entered into an employment agreement with Mr. Hobson. A brief description of the employment agreement is provided below. A copy of the agreement is attached as Exhibit 10.2 to this report, and is incorporated herein.

This employment agreement provides for Mr. Hobson’s employment as an Executive Vice President, Operations of the Company for a term commencing on April 5, 2013 and expiring on December 31, 2013. Notwithstanding its fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2013 and on each December 31st thereafter, unless the Company or Mr. Hobson gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.

Under the employment agreement, Mr. Hobson will be paid a 2013 base annual salary of $400,000. The base salary will be reviewed annually. Mr. Hobson is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the board of directors may determine, provided that he is guaranteed to receive a 2013 bonus in an amount equal to 75% of his base salary (pro rated for his service in 2013). Mr. Hobson is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. Subject to the discretion of the Compensation Committee and the Company’s and Mr. Hobson’s performance during relevant periods, it is anticipated that his annual level of participation in the Company’s 2006 Equity Incentive Plan will be one times his base salary, provided, however, that his 2013 grant shall have a grant date value equal to two times his base salary. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave.

The Company may terminate the employment agreement for Cause (as defined in the employment agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) material dishonesty or willful misconduct in the performance of duties, (iii) willful violation of any law, rule or regulation in connection with the performance of duties, or (iv) material breach of the employment agreement by Mr. Hobson. The Company may also terminate the employment agreement upon Mr. Hobson’s disability or by written notice.

Mr. Hobson may terminate the employment agreement for Good Reason (as defined in the employment agreement), including upon (i) assignment to Mr. Hobson of material duties that are materially inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the Board” reductions for all senior executives), (iii) any material breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, or (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement. Mr. Hobson also may terminate the employment agreement voluntarily by giving 90 days prior written notice to the Company.

The employment agreement may terminate upon a Change in Control (as defined in the employment agreement) of the Company, including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the Board of Directors, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Hobson other than for Good Reason, Mr. Hobson or his estate is entitled to any Accrued Compensation (as defined in the employment agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Hobson for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change in Control of the Company, Mr. Hobson is entitled to any Accrued Compensation (as defined in the employment agreement) plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary and the Payment Amount (defined in the employment agreement as 75% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his then-current annual base salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Hobson and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Hobson for other than Good Reason), his equity-based compensation awards without performance criteria shall vest.

The employment agreement also provides that Mr. Hobson will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment. Additionally, the Company and Mr. Hobson entered into the Company’s standard indemnity agreement for its directors and officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Press Release of Mobile Mini, Inc. dated April 9, 2013.

10.2	Employment Agreement between Mobile Mini, Inc. and Phillip Hobson dated April 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel